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                                                                   EXHIBIT 10.11


                  GLOBAL TELECOMMUNICATIONS OPERATIONS, INC.


                               CONTRACT NUMBER 2



By and between the undersigned, FELIPE GARCIA ECHEVERRI, of legal age and resident of Santa Fe de Bogota, bearing the passport number 80409281, issued in Santa Fe de Bogota D.C., who acts as Special Attorney to GLOBAL TELECOMMUNICATIONS OPERATIONS, INC., with the authority invested in him and, who in this document shall hereinafter be referred to as THE CORPORATION on the one hand; and on the other hand SIEMENS AKTIENGESELLSCHAFT established and extant company in accordance with the laws of the Federal Republic of Germany, established in Berlin, and Munich, represented by SIEMENS COMPANY LIMITED, registered and licensed at the Commercial Register of the Chamber of Commerce of Bogota, in accordance with the Registration Number 003.206, represented in this transaction by JULIO CESAR VILLEGAS AND ALBERTO GOMEZ DEL CORRAL, of legal ages, residents of the city of Santa Fe de Bogota, bearing the social security number
19.067.988 and social security number 19.182.384, respectively, both issued in Bogota, company established in Santa Fe de Bogota, all of which is demonstrated in the Certificate of Commercial and Sole Agency, issued by the Chamber of Commerce of Bogota, who shall hereinafter be referred to as THE CONTRACTOR, this contract has been made, consisting of the following clauses:..................

FIRST CLAUSE.  PURPOSE: THE CONTRACTOR agrees to transfer in the capacity of
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contract of sale to THE CORPORATION equipment with the following destinations:
A) CARTAGO: EWSD commutation equipment for a total of 17,008 telephone lines, distributed in a central matrix and two remote concentrators, SDH transmission equipment, the necessary materials for the expansion and replacement of the external grid for a total of 15,000 pairs, as well as the necessary materials for the fiber optic grid between the central and the two concentrators; B) BUGA:
EWSD commutation equipment for a total of 17,880 telephone Lines, distributed in a central matrix, two remote concentrators and a ONU shelter, SDH transmission equipment, DECTLINK cordless access equipment for 120 subscribers, radio equipment for the interconnection of the ONU shelter, as well as the necessary materials for the fiber optic interconnection of the central matrix with the two concentrators, E.R.T. and Telecom; C) YUMBO: EWSD commutation equipment for a total of 30,000 cordless telephone lines, SDH transmission equipment, DECTLINK cordless access equipment for 30,000 subscribers, radio equipment for the interconnection of the central matrix with the DECTLINK base stations. All of the aforementioned in accordance with the Technical Appendix.------------------- ---------------------------------------------------------------------PARAGRAPH:
In accordance with the stipulations of the Technical Appendix, of the 30,000 cordless subscribers, 20,000 are technically defined. The technical definition of the remaining 10,000 shall be carried out upon mutual agreement.-------------

SECOND CLAUSE. CONTRACT DOCUMENTS: The Technical Appendix shall be included in this contract. The said Appendix includes, among others, the following aspects:
A)  General summary of prices. B)  List of Materials. C) Delivery timetable D)
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Diagrams; E) Readjustment formula for future purchases; F) Specifications and technical characteristics of the goods and equipment, and the proposal THE CONTRACTOR.---------------------------------------------------------------------
-----------------------THIRD CLAUSE. VALUE OF THE CONTRACT: 1) The value of the CIP importation supplies described in the Technical Appendix of this contract is THIRTY FOUR MILLION FORTY TWO THOUSAND TWO HUNDRED NINETY ONE AND 43/100 UNITED STATES DOLLARS (US$34,042,291.43) which is distributed in the following manner: A) CARTAGO: FOUR MILLION TWO HUNDRED NINETEEN SEVEN HUNDRED THIRTY TWO AND 26/100 UNITED STATES DOLLARS (US$4,219,732.26). BUGA: TWO MILLION EIGHT HUNDRED SEVENTY FIVE THOUSAND FOUR HUNDRED SIXTY TWO AND 17/100 UNITED STATES DOLLARS (US$2,875,462.OO). YUMBO: TWENTY SIX MILLION NINE HUNDRED FORTY SEVEN THOUSAND NINETY SEVEN UNITED STATES DOLLARS (US$26,947,097.OO). The value corresponding to 20,000 subscribers is SEVENTEEN MILLION FOUR HUNDRED TWENTY SIX THOUSAND FOUR HUNDRED SEVENTY ONE UNITED STATES DOLLARS (US$ 17,426,471.OO) and the value of the 10,000 remaining subscribers yet to be technically defined has been estimated in the amount of NINE MILLION FIVE HUNDRED TWENTY THOUSAND SIX HUNDRED TWENTY SIX UNITED STATES DOLLARS (US$9,520,626.OO). The definitive value shall be the resultant of multiplying the unitary prices by the same discount factor applied to the first 20,000 subscribers for the supplied quantities.------------------------------------------------------

FIRST PARAGRAPH:  The insurance costs, local transportation costs, storage and
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customs agency in Colombia of the imported goods shall be paid by THE
CORPORATION or its leaseholders. THE CORPORATION or its leaseholders shall assume and directly pay the duty, IVA and other nationalization costs in Colombia. THE CONTRACTOR shall be responsible for all direct and indirect taxes, prices and prevailing rates at the date of ratification of this contract and which are brought about by virtue of the same.-SECOND PARAGRAPH: If any tax, tariff or rate, national or territorial, is imposed due to delayed CIP delivery of the purchased goods, THE CONTRACTOR shall assume said resulting value for this reason.----------------------------

FOURTH CLAUSE. FORM OF PAYMENT: THE CORPORATION shall pay THE CONTRACTOR the costs stipulated in the Third Clause in the following manner 1.) The sum of THREE MILLION SIX HUNDRED SEVENTY EIGHT THOUSAND TWO HUNDRED FORTY NINE AND 82/100 UNITED STATES DOLLLARS (US$3,678,249.82) as advance payment, which is the equivalent of fifteen percent (15%) of the CIP value of the imported goods, (keeping in mind the value of the 20,000 subscribers for Yumbo), within the thirty days following the signing of this contract, once respective importation inspections have been approved (if applicable), payable by way of direct deposit to the order of SIEMENS AKTIENGESELLSCHAFT Depto OEN VK 73 in Munich Federal Republic of Germany. This same advanced payment percentage shall be kept in mind for the 10,000 remaining subscribers, which shall be paid within the thirty (30) days following the notification of order carried out by THE CORPORATION. 2.) Eighty five percent (85%) of the value of each CIP supply of the imported equipment, by means of dealer financing in accordance with the following
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conditions: A) FINANCING BACKER: SIEMENS AKTIENGESELLSCHAFT.  B)  CREDIT TERM:
10 years beginning from the date of each signing of the transactions of receipt of the goods and their placing in working order, that THE CONTRACTOR and each Lessee shall witness, by virtue of the supplies and services contracts that shall be signed for above-mentioned purpose; C) GRACE PERIOD: Six (6) months beginning from each transaction of receipt of the goods and their placing in working order as referred to in the previous literal; D) REDEMPTION TERMS:
Eighty five percent (85%) of the total value of each partial delivery of the equipment in operation shall be paid in 20 biannual installments, equal and consecutive. The first installment shall be due six (6) months after each date of the transaction of receipt of the goods and their placing in operation. E) FINANCING INTEREST: Upon adverse balances an interest rate shall be applied equal to that of the Libor rate plus 1% a year, calculated starting from the date of CIP provision, payable together with each installment of capital. F)
GUARANTEES: 1. Promissory notes or bills of exchange duly signed by TELEYUMBO S.A. E.S.P., CARTAGO TELEPHONES S.A. E.S.P. and the basic telephone operating Company established in the city of Buga, to the order of THE CONTRACTOR. 2. A) Pledging to the order of THE CONTRACTOR of the revenue of the corporation CARTAGO TELEPHONES S.A. E.S.P. as follows: sixty thousand dollars (US$60,000) every thirty days starting from the first of January, 1998, and so on until the termination of the obligations pertaining to financing. This pledging shall ensure that a reserve exists that covers two (2) installments of capital, plus interest, a fund that shall be utilized as source of payment and also as guarantee of said payment, such that the
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minimum total amount this fund contains shall be the equivalent of one installment; B) Pledging to the order of THE CONTRACTOR of the revenue of TELEYUMBO S.A. E.S.P., as follows: two hundred fifty eight thousand dollars (US$258,000.oo) for the first 20,000 subscribers, every thirty days starting from the first of January, 1998; and one hundred forty two thousand dollars (US$142,000) every thirty days starting the sixth month of the estimated date of approval of the goods in operation of the remaining 10,000 subscribers and so on until the termination of the obligations pertaining to financing. Said pledging shall ensure that a reserve exists that covers two (2) installments of capital, plus interest, a fund that shall be utilized as source of payment and also as guarantee of said payment, such that the minimum total amount this fund contains shall be the equivalent of one installment; C) Pledging to the order of THE CONTRACTOR of the revenue of the operating Company of basic telephony established in the city of Buga, as follows: forty thousand dollars (US$40,000.oo) every thirty days starting from the first of January, 1998 and so on until the termination of the obligations pertaining to financing. This pledging shall ensure that a reserve exists that covers two (2) installments of capital, plus interest, a fund that shall be utilized as source of payment and also as a guarantee of said payment, such that the minimum total amount the fund contains shall be the equivalent of one installment.-------------------

FIRST PARAGRAPH: DELAYED INTEREST PAYMENTS: In the event of delay in the payment of capital in the foreign exchange markets referred to in numbers 1 and/or 2 of this clause, in connection with the total amount in default THE CORPORATION shall acknowledge and pay SIEMENS AKTIENGESELLSCHAFT, in dollars and upon the
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presentation of the respective liquidation, the interests in default at the rate equal to that referred to in this clause, number 2e, with an increase of two percent (2%), calculated from the payment date of the sum in default, until the date in which said sum has been credited to the bank account of SIEMENS AKTIENGESELLSCHAFT.-----------SECOND PARAGRAPH: THE CONTRACTOR states that they have presented the petition for coverage of the exported goods, through the national company of the Federal Republic of Germany, referred to as "HERMES". In the event that above-mentioned institution denies approval of said petition, the guarantees stipulated in Literal f) of the Fourth Clause shall continue to prevail, on the contrary, that is if HERMES grants said approval, the guarantees referred to in Literal f) under number 2 shall be declared null and void and the financing interest referred to in literal e) of number 2) of this clause shall decrease 0.25% that is, interest at 6 months in accordance with the Libor shall be applied plus 0.75%.-------------------------------------------

THIRD PARAGRAPH: The form of payment of the value of CIP supplies for Yumbo, that correspond to the 10,000 subscribers yet to be technically defined, shall comply with the same conditions mentioned in the numbers 1 and 2 of this clause.-----------------

FIFTH CLAUSE. DELIVERY DATE: THE CONTRACTOR agrees to deliver, all of the imported equipment and materials, in accordance with the timetable of the Technical Appendix for each city, if and when the advance has been received within the time period stipulated in the Fourth Clause and if and when the importation license has been duly approved, if applicable.----------------------

PARAGRAPH.  THE CORPORATION agrees to determine within six (6) months the
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destination of and technical assessment of the 10,000 subscribers that correspond to TELEYUMBO S.A. E.S.P., to which end the parties shall agree upon the corresponding timetable, which shall be included in this contract.----------

SIXTH CLAUSE. EXTENSION OF DELIVERY DATE: The specified time periods and other obligations referred to in this contract, shall be extended if causes arise from force majeure or by chance in accordance with the definition of the Civil Code. In these cases, new time periods and obligations shall be indicated by mutual agreement if and when the party encumbered by the occurrences caused by force majeure or by chance, demonstrates this to the other party and notifies in writing said party within three (3) days following the date when notification and proof are possible. The extension considered herein in no event shall exceed the delay incurred by the party as a result of force majeure or chance occurrence as claimed by the affected party, or in the event that a specified time period expires during the time passed between the day the occurrences began and that in which the obligation should have been complied with. ---

SEVENTH CLAUSE. TRADEMARKS AND PATENTS: THE CONTRACTOR guarantees THE CORPORATION the use of the trademarks and patents of the equipment, materials and elements he has agreed to supply. THE CONTRACTOR agrees to defend, at their own expense, at any trial initiated against THE CORPORATION, for the wrongful use of registered trademarks and patents and shall pay the penalties and expenses arising from such trials. If in the course of one of these lawsuits
THE CORPORATION is judicially or administratively instructed to suspend use of one or more of the goods referred to herein, THE CONTRACTOR agrees to (A)
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guarantee to the third party its financial losses, as much as possible given the respective procedure, such that THE CORPORATION may continue using the goods without having resolved the issue of continuity or (B) in the event that the aforementioned proves judicially impossible, to supply him, within five (5) days after the order of cessation is issued, with replacement goods of similar characteristics or to make corrections in the goods, within the same period of five (5) days, that eliminate the infraction without harming its technical or performance characteristics. In both cases THE CORPORATION should be able to guarantee the continuity of public home telecommunication service.--------------

EIGHTH CLAUSE. SCOPE OF THE GUARANTEE OF TECHNICAL QUALITY: The equipment THE CONTRACTOR shall supply to THE CORPORATION shall be new and of the best quality and shall be manufactured in a manner which ensures their resistance to the climate and the meteorological conditions of the places they are to be installed. In the event of failures, including those arising from installation, THE CONTRACTOR shall be held responsible, to the exclusion of all other claims, in the following manner:-All parts that within 18 months, starting from the date of signing of each transaction of receipt and placing in operation for each location, become unusable or which have been damaged due to defective construction, deficient materials or faulty manufacturing shall be supplied or repaired free of charge, if and when the maintenance during the warranty period was carried out in a satisfactory manner. THE CONTRACTOR must be officially notified of the existence of said defects within a maximum period of fifteen
(15) days from the day in which the defects become known to
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the leaseholders of THE CORPORATION. The parts replaced in accordance with the above established stipulations, shall become the property of THE CONTRACTOR. The warranty shall not cover aging, natural wear due to mechanical causes, nor shall it cover imperfections as a result of inappropriate or negligent handling, or as a result of the use of inappropriate servicing materials, as well as defective repairs in the buildings, chemical and electrochemical factors originating from natural causes and not by fault of THE CONTRACTOR. The warranty of the equipment implies the reparation or replacement of said equipment whenever necessary for its normal operation, however said obligation automatically expires after 18 months, starting from the date of signing of each transaction of receipt and placing in operation for each location. This guarantee of quality shall not cover existing equipment nor that which is not referred to herein.------------

NINTH CLAUSE. GUARANTEES: THE CONTRACTOR shall establish guarantees for THE CORPORATION and its leaseholders issued by a Bank or Insurance Company legally authorized to function in Colombia, and which shall be founded upon the value of the contract that shall guarantee the compliance with the obligations referred to herein, as follows: (A) Full compliance with this contract including penalties in the amount of 10% of said contract and that shall prevail for the duration of its term plus three (3) months. (B) The quality and proper working order of the goods supplied in the amount of ten percent (10%) of the value of the imported goods referred to herein and which shall be valid for 18 months starting from the date of signing of each of the transactions of receipt and placing in working order. The warranty referred to in the Literals a) shall
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be established and presented to THE CORPORATION and their leaseholders by THE
CONTRACTOR along with the proof of payment of the premium within the five (5) days following the date of signing of this contract. The guarantee referred to in Literal b) shall be established and presented to THE CORPORATION and their leaseholders by THE CONTRACTOR along with proof of payment of the premium within the five (5) days following the date of signing of each one of the transactions of receipt and placing in operation. PARAGRAPH: THE CONTRACTOR agrees to maintain the validity of the aforementioned insurance policies for the duration of the term of the obligations guaranteed by said policies and to extend the policies in the event of their expiration until the fulfillment of the stipulated time period. THE CORPORATION shall be authorized to request certification of validity of said policies at any time.------------------------

TENTH CLAUSE. REPLENISHMENT OF WARRANTY: THE CONTRACTOR agrees to replenish the total amount of the warranty whenever due to fines imposed on said warranty it should diminish or be depleted.----------------------------------------

ELEVENTH CLAUSE. FINES: THE CONTRACTOR agrees to pay THE CORPORATION penalties or fines imposed due to delayed payment, a sum in the amount of one tenth of one percent (.1%) the value of the supplies or goods not delivered within the stipulated time period, for each day of delay, without the value of the fines imposed exceeding ten percent (10%) of the total value of the contract. The fines shall be imposed through written notification, duly provided by THE CORPORATION or its leaseholders. THE CONTRACTOR shall be authorized to
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present its disclaimers within five (5) calendar days after receipt of the above-mentioned notification. THE CORPORATION or its leaseholders shall comply with the disclaimers within five (5) calendar days. In the event of confirmation of said fine, and if THE CONTRACTOR insists on his disclaimer, he shall refer to the Clause of Commitment pertaining to the Fourteenth Clause within five (5) days after said confirmation.-------------------------------------------------

PARAGRAPH: Once a fine is confirmed, THE CORPORATION shall be authorized to deduct the value of said fine, from the sum owed to THE CONTRACTOR, as well as the resulting interest, at a rate equivalent to that indicated in the Fourth Clause, first paragraph, from the date of imposition of the fine on the part of THE CORPORATION.--

TWELFTH CLAUSE. REGISTERED OFFICE AND APPLICABLE LAW: For all legal purposes, New York shall be the contractual site. This contract shall be subject to the laws of the state of New York and any controversy that arises shall be referred to said jurisdiction.-----------------------------------------------------------

THIRTEENTH CLAUSE. CONFIDENTIALITY: This contract as well as all information furnished by THE CORPORATION and its leaseholders to THE CONTRACTOR concerning the project for the duration of the negotiations as well as the information provided in the fulfillment of the contract shall be maintained by THE
CONTRACTOR in the strictest confidence, and said party shall be obligated to maintain the same discretion as with its commercial secrets and privileged information. At the termination of the contract THE CONTRACTOR agrees to return the information received to THE CORPORATION or its leaseholders or to destroy said information and present proof of
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destruction signed by the fiscal investigator.----------------------------------

FOURTEENTH CLAUSE. RESOLUTION OF DIFFERENCES: Any conflict that arises between the parties with respect to the making, executing, interpretation or termination of this contract shall be subject to the following procedure: A) When the conflict is known and within ten (10) days following this either party may solicit in writing from the other party that, within a time period of no more than five (5) days from the notification, the legal representatives of each party meet and endeavor to find a solution; and B) If the legal representatives fail to reach an agreement within the twenty (20) following days or they fail to meet within the five (5) days indicated in the previous literal, the dispute shall be subject to the decision of an arbitration court in accordance with the laws of the state of New York, which shall dictate its finding in law and shall be subject, with respect to their implementation, to the laws of said Court where, they shall also have their headquarters.---------------------------------

FIFTEENTH CLAUSE. FUTURE PURCHASES AND SPARE PARTS: THE CONTRACTOR guarantees to THE CORPORATION the due supply of spare parts and materials required for the operation and maintenance of the goods supplied for the duration of ten (10) years from the date of CIP supplying. Also, THE CONTRACTOR agrees to comply with requests for future purchases of equipment and software that THE CORPORATION or its leaseholders present and shall offer these at the lowest price between A) the unitary prices referred to in the Technical Appendix of this contract readjusted in accordance with the readjustment formula and applying the discounts established by the Technical Appendix, and B) the prevailing listed price on the date of
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the purchase order.--------------------------------------------------

SIXTEENTH CLAUSE. COMMON LIABILITY: With the purpose of counter-guaranteeing the obligations of GLOBAL TELECOMMUNICATIONS OPERATIONS INC., referred to herein, the leasing companies and TRANSTEL S.A., are mutually liable pro rata for the value of the acquired goods to be installed in each of the locations that correspond to each, without either of them holding responsibility for the percentage of any of the others.

As proof, this contract is signed in this city of Panama, the thirtieth (30) of May in the year nineteen ninety seven (1997).


                  GLOBAL TELECOMMUNICATIONS OPERATIONS, INC.



                        ______________________________
                            FELIPE GARCIA ECHEVERRI
                               SPECIAL ATTORNEY


                             TELEYUMBO S.A. E.S.P.



                            ______________________
                          ANIBAL EDUARDO PEREZ PINEDO
                               SPECIAL ATTORNEY
                            C.C. 16.611.702 OF CALI
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                        CARTAGO TELEPHONES S.A. E.S.P.



                               _________________
                          GUILLERMO O. LOPEZ ESQUIVEL
                               SPECIAL ATTORNEY
                            C.C. 16.614.481 OF CALI

From page 15 of the contract made between GLOBAL TELECOMMUNICATIONS OPERATIONS, INC. AND SIEMENS AKTIENGESELLSCHAFT


                                 TRANSTEL S.A.



                              ___________________
                             GUILLERMO O. LOPEZ E.
                                   PRESIDENT
                            C.C. 16.614.481 OF CALI



                          SIEMENS AKTIENGESELLSCHAFT
                                REPRESENTED BY
                            SIEMENS COMPANY LIMITED


__________________________                             __________________
VICE PRESIDENT                                         SPECIAL ATTORNEY
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OF TELECOMMUNICATIONS
C.C. 19.067.988 OF BOGOTA                              C.C. 19.182.384 OF BOGOTA

_